Exhibit 19
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
COMMON STOCK PURCHASE WARRANT
S&W SEED COMPANY
Warrant Shares: 166,700	Issuance Date: October 28, 2022
This Common Stock Purchase Warrant (this “Warrant”) certifies that, for value received, the receipt and sufficiency of which is hereby acknowledged, MFP Partners, L.P. or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issuance Date and on or prior to the close of business on the five-year anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from S&W Seed Company, a Nevada corporation (the “Company”), up to 166,700 fully paid, nonassessable shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock of the Company (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) of this Warrant.
Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subordinate Loan and Security Agreement, dated September 22, 2022, as amended by the First Amendment thereto dated October 28, 2022, by and between the Company and the Holder (the “Agreement”).  As used in this Warrant, the following terms shall have the following meanings:
a.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

b.
“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c.	“Person” means any entity, whether incorporated or not, organization or individual.
d.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

e.	“Trading Day” means any day on which the Trading Market is not closed.
f.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq

Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCCQX, (or any successors to any of the foregoing).
Section 2. Exercise.
a.
Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise sent to the Company by facsimile or electronic mail in the form annexed hereto and, within three Trading Days of the date said Notice of Exercise, delivery to the Company of the aggregate Exercise Price for the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation as soon as practicable after such issuance without delaying the Company’s obligation to deliver the Warrant Shares on the Warrant Share Delivery Date (as defined in Section 2(d)(i) of this Warrant) in order to effect an exercise hereunder.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver confirmation of, or any objection to, any Notice of Exercise within one Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

b.	Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.60, subject to adjustment hereunder (the “Exercise Price”).
c.
Cashless Exercise. If at any time after the Issuance Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the arithmetic average of the VWAP of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the applicable Notice of Exercise;
(B) = the Exercise Price of this Warrant then in effect at the time of exercise, as adjusted hereunder; and
(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date. Notwithstanding anything herein to the contrary, on the Termination Date, any unexercised portion of this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company
d.	Mechanics of Exercise.
i.
Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent, Transfer Online, Inc. (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the delivery to the Company of the Notice of Exercise so long as the Holder delivers the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(c)) on or prior to the second Trading Day following the date on which the Company has received the Notice of Exercise (such date, the “Warrant Share Delivery Date”) (provided that if the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(c) is delivered) has not been delivered by such date, the Warrant Share Delivery Date shall be one Trading Day after the aggregate Exercise Price (or notice of a “cashless exercise” pursuant to Section 2(c)) is delivered. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted).

ii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at its own expense, promptly following the request of the Holder and upon surrender of this Warrant certificate to the Company and in no event later than three Trading Days thereafter, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.
Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share

Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (A) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver the number of Unavailable Warrant Shares equal to the number of shares of Common Stock purchased by or on behalf of the Holder in respect of such Buy-In shall terminate, or (B) pay in cash to the Holder the amount, if any, by which (x) the Buy-In Price exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Notice of Exercise and ending on the applicable Warrant Share Delivery Date, and at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver in the manner required by Section 2(d)(i) to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up the number of Warrant Shares so issued to the next whole share.

vi.
Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.	Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
Section 3. Certain Adjustments.
a.
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b.
Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

c.
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, effects any merger or consolidation of the Company with or into another Person, or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Company is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (ii) the Company, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Company or such Person is exchanged for or converted into other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 3(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then the Company shall use its commercially reasonable efforts to ensure that the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant. If any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity does not agree to assume this Warrant in connection with a Fundamental Transaction, then the Holder may exercise this Warrant at any time prior to the consummation of such Fundamental Transaction (and such exercise may be made contingent upon the consummation of such Fundamental Transaction), and any portion of this Warrant that has not been exercised prior to the consummation of such Fundamental Transaction shall terminate and expire, and shall no longer be outstanding. The provisions of this Section 3(c) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

d.
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e.	Notice to Holder.
i.
Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder a notice by facsimile or electronic mail setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend or distribution on or a redemption of the Common Stock, (B) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered via facsimile or electronic mail to the Holder at its last address as it shall appear upon the Warrant Register (as defined below), at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, or redemption are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

iii.
Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Holder, so as to protect the rights of the Holder; provided that no such adjustment pursuant to Section 3(i) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

Section 4. Transfer of Warrant.
a.
Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b.
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c.
Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d.
Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.6 of that certain Securities Purchase Agreement, dated February 18, 2022, by and among the Company and the purchasers signatory thereto (the “Purchase Agreement”) that are applicable to Common Conversion Shares (as defined in the Purchase Agreement).

e.
Representations by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is an accredited investor as that term is defined in Section 501 of Regulation D promulgated under the Securities Act, that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Warrants or the Warrant Shares for any minimum or other specific term.

Section 6. Miscellaneous.
a.
No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth herein, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

b.
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c.
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d.
Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e.
Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

f.
Authorizations. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

g.
Governing Law and Venue. This Warrant will be governed by the laws of the State of New York without regard to conflicts of laws principles.  The Company and Holder submit to the exclusive jurisdiction of the State and Federal courts in New York, New York. The Company and Holder expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and the Company and Holder hereby waive any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

h.
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, may have restrictions upon resale imposed by state and federal securities laws.

i.
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

j.
Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement. The foregoing notwithstanding, any notice of exercise intended to be delivered pursuant to this Warrant shall, in addition to the notice provisions of the Agreement, shall also be delivered by e-mail to the following e-mail address: notice@swseedco.com.
k.
Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

l.
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

m.
Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach, including monetary damages, would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required, and the Company expressly agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

n.
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

o.	Amendment. Except as otherwise provided herein, this Warrant may only be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
p.
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

q.
Headings. This Warrant shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any Person as the drafter hereof. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

r.
WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY OR ON BEHALF OF THE COMPANY AGAINST ANY OTHER PERSON IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

********************
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

S&W SEED COMPANY

By:
Name: Betsy Horton
Title: Chief Financial Officer

NOTICE OF EXERCISE
To: S&W Seed Company
(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2) Payment shall take the form of (check applicable box):
[ ] in lawful money of the United States; or
[ ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________
The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
[SIGNATURE OF HOLDER]

(Name of Investing Entity)

(Signature of Authorized Signatory of Investing Entity)

(Name of Authorized Signatory)

(Title of Authorized Signatory)

(Date)

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
Name:
(Please Print)
Address:
(Please Print)
Dated:
Holder’s Signature:
Holder’s Address: